November 7, 2025

Sterling Real Estate Trust

d/b/a Sterling Multifamily Trust

4340 18th Avenue South; Suite 200

Fargo, North Dakota 58103

Re: Sterling Real Estate Trust Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Sterling Real Estate Trust, d/b/a Sterling Multifamily Trust, a North Dakota real estate investment trust (the “Trust”), in connection with the registration by the Trust under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale by the Trust from time to time of up to an aggregate of 4,000,000 additional shares of the Trust’s common shares of beneficial interest, $0.01 par value per share (the “Shares”), to be issued from time to time pursuant to the Trust’s Third Amended and Restated Dividend Reinvestment Plan, effective January 1, 2025 (the “Plan”). The Shares are described in the Trust’s registration statement on Form S-3 (the “Registration Statement”) and the prospectus contained therein (the “Prospectus”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof. This opinion is being delivered at the request of the Trust and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

In connection with rendering this opinion, we have reviewed the following, as presented, and represented as being such, to us by the Trust: (i) the Trust’s Articles of Organization, as amended to date; (ii) the Trust’s Amended and Restated Bylaws, as amended to date; (iii) the Trust’s Third Amended and Restated Declaration of Trust, as amended to date (the “Declaration of Trust”); (iv) the Plan; and (v) certain resolutions of the Board of Trustees of the Trust pertaining to the adoption of the Plan and the registration and issuance of the Shares under the Plan.

We have examined and relied upon the information set forth in the Registration Statement and the Prospectus and such other records, agreements, certificates, public officials, and documents as we have deemed necessary as a basis for the opinions expressed herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. As to certain matters of fact relevant to the opinions expressed below, we have, without independent verification or further inquiry, relied upon certificates and statements of officers of the Trust.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in the manner described in the Registration Statement, the Prospectus, and the Plan, will be (assuming that, upon issuance, the total number of common shares of beneficial interest issued and outstanding will not exceed the total number of common shares of beneficial interest that the Trust is then authorized to issue under the Declaration of Trust) validly issued, fully paid and non-assessable.

This opinion letter is intended solely for use in connection with the offer and sale of the Shares pursuant to the Registration Statement, the Prospectus, and the Plan, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinion expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinion subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

This opinion is limited to the laws of the State of North Dakota. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement filed by the Trust on the date hereof and the reference to our firm under the heading “Legal Matters” in the Registration Statement and Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation, or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; (iv) provisions for liquidated damages and penalties, penalty interest and interest on interest; or (v) provisions making notices effective even if not actually received.

We do not express any opinion herein on any laws other than the laws of the State of North Dakota.

Very truly yours,

Fredrikson & Byron, P.A.

By: /s/ Andrew M. Nick
Andrew M. Nick
Its: Vice President